Exhibit N



                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for The New America High Income Fund, Inc. dated January 17, 1997 (and to all references to our firm) included in or made a part of the Fund's Registration Statement on Form N-2 filed December 24, 1997 and Amendment No. 24 to Registration Statement File No. 811-5399.


                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                         Arthur Andersen LLP


Boston, Massachusetts
December 23, 1997


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